UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): May 13, 2020

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HNGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In May 2017, the Compensation Committee of the Board of Directors of Hanger, Inc. (the “Company”) adopted the Company’s Special Equity Plan and made a special one-time equity grant to certain key employees, including each of the Company’s named executive officers, for both recognition and retention purposes. The Special Equity Plan was created for these grants only, and no future grants are permitted or will be made under the Special Equity Plan.  The special equity grants, awarded on May 19, 2017, included performance-based restricted stock units which, if earned, cliff vest 100% on the third anniversary of the grant date. The financial measure for the performance-based restricted stock units is the compounded annual growth rate (“CAGR”) of the Company’s common stock price over the 36 month performance period between the May 19, 2017 grant date (when the Company’s share price was $12.77) and the end of the performance period on May 18, 2020.  Under the terms of the awards, the share price as of the end of the performance period was to be equal to the average of the closing stock price for the 25 trading days ending on May 18, 2020.

As a result of the impact of the COVID-19 pandemic on the stock market in general, impacting not only the Company’s common stock but virtually all market participants in an unprecedented way, the Compensation Committee took action on May 13, 2020 to modify the performance period ending date for purposes of the CAGR calculation to February 20, 2020, shortening the performance period to approximately 33 months, a reduction of three months.  The Compensation Committee made this determination to achieve a result that it believes best reflects the true CAGR over the entire three year performance period as February 20th is the date that the Compensation Committee determined to be the last full trading day that was not impacted negatively by the effects of and concerns relating to COVID-19.  Using this modified performance period for the CAGR calculation and the resulting performance computation, the Compensation Committee expects that all the participants in the Special Equity Plan, including the named executive officers, will receive vested restricted stock units in the form of shares of the Company’s common stock at approximately 154 % of the targeted shares. The awarded shares will have been earned by achievement of a 25.41% stock price CAGR over the 33 month performance period, using the 25 trading day trailing average as of February 20, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 14, 2020 (the “Annual Meeting”), the Company's stockholders voted on three proposals as set forth below. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1.	The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders or until each of their respective successors have been duly elected and qualified:

Director Nominee	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Vinit K. Asar	32,034,762	487,555	3,658,097
Asif Ahmad	32,029,017	493,300	3,658,097
Christopher B. Begley	32,014,927	507,390	3,658,097
John T. Fox	32,445,972	76,345	3,658,097
Thomas C. Freyman	32,451,466	70,851	3,658,097
Stephen E. Hare	31,971,605	550,712	3,658,097
Cynthia L. Lucchese	32,035,098	487,219	3,658,097
Richard R. Pettingill	32,034,815	487,502	3,658,097
Kathryn M. Sullivan	32,035,304	487,013	3,658,097

2.	The approval, on an advisory basis, of the compensation awarded to the Company's named executive officers. This proposal was approved as set forth below:

Shares Voted For For	Shares Voted Against	Abstentions	Broker Non-Votes
32,146,144	338,653	37,520	3,658,097

3.	The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. This proposal was approved as set forth below:

Shares Voted For	Shares Voted Against	Abstentions
35,603,681	574,760	1,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: May 19, 2020